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Metropolitan Life Insurance Company                            [LOGO OF MetLife]
1095 Avenue of the Americas
19th Floor
New York, NY 10036
212 578-2211

NANCY H. BADEER
Assistant General Counsel
Law Department
Tel 212 578-6810  Fax 212 251-1566

August 25, 2015

Board of Directors
First MetLife Investors Insurance Company
200 Park Avenue
New York, NY 10166

Re: Opinion of Counsel - First MetLife Investors Variable Annuity Account One (File No. 811-08306) for the following Registration Statements on Form N-4 under the Securities Act of 1933:

     File No. 333-176680 Post-Effective Amendment No. 17
     File No. 333-176691 Post-Effective Amendment No. 16
     File No. 333-176679 Post-Effective Amendment No. 16
     File No. 333-186216 Post-Effective Amendment No. 5

Ladies and Gentlemen:

I am an Assistant General Counsel to the MetLife Group and provide legal counsel to First MetLife Investors Insurance Company ("Company"). You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Registration Statements for the Variable Annuity Contracts (the "Contracts") to be issued by the Company and its separate account, First MetLife Investors Variable Annuity Account One.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. First MetLife Investors Variable Annuity Account One is a separate investment account of the Company and is validly existing pursuant to the laws of the State of New York, is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment

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Board of Directors
First MetLife Investors Insurance Company                                 Page 2
August 25, 2015

Company Act of 1940 (the "Act") and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally issued and binding contractual obligation of the Company.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Very truly yours,

/s/ Nancy H. Badeer
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Nancy H. Badeer
Assistant General Counsel